EXHIBIT 10.21

                             FIRST AMENDMENT TO THE
                           FLAG FINANCIAL CORPORATION
                       1994 DIRECTORS STOCK INCENTIVE PLAN
               (AS AMENDED AND RESTATED AS OF SEPTEMBER 18, 1997)

     THIS FIRST AMENDMENT is made as of the 21st day of December, 1998, by FLAG Financial Corporation, a Georgia corporation (the "Corporation").

     WHEREAS, the Corporation maintains the FLAG Financial Corporation 1994 Directors Stock Incentive Plan (the "Plan").

     WHEREAS, the Board of Directors of the Corporation approved an increase in the number of shares reserved for issuance under the Plan on December 21, 1998.

     WHEREAS, the Board of Directors of the Corporation has also approved other clarifying revisions to the Plan to reflect events that have occurred since the Plan was last amended and restated effective September 18, 1997.

     NOW, THEREFORE, the Corporation does hereby amend the Plan, effective as of the date first set forth above, as follows:

2.   By  replacing  Article  4  in  its  entirety,  as  follows:

                                   "ARTICLE 4
                                      Stock

          The stock subject to the Options and other provisions of the Plan shall be authorized but unissued or reacquired shares of Common Stock. Subject to readjustment in accordance with the provisions of Article 7, the total number of shares of Common Stock for which Options may be granted to persons participating in the Plan shall not exceed in the aggregate 165,938 shares of Common Stock. Notwithstanding the foregoing, shares of Common Stock allocable to the unexercised portion of any expired or terminated Option again may become subject to Options under the Plan."

3. By deleting Section 5.2(c) and the last sentence of Section 5.2 of the Plan in their entirety and by substituting a new Section 5.2(c) therefor, as follows:

          "(c)     Condition to All Option Grants.  In the event the remaining number of shares of Stock reserved for issuance under the Plan is insufficient to grant Options for the appropriate number of shares of Stock to all eligible Directors as of any grant date under either Section 5.2(a) or Section 5.2(b), or both, then no Options shall be granted as of that grant date or thereafter unless and until the Plan is further amended to increase the number of shares of Stock reserved for issuance thereunder."


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4.   By  deleting  the  second  sentence  of  Section  6.4.

5. By deleting the first sentence of Section 6.5 and substituting therefor the following

     "Terms of Options granted under the Plan shall commence on the date of grant and shall expire on such date as the Committee may determine for each Option; provided, in no event shall any Option be exercisable after ten years from the date the Option is granted."

5. By replacing the designation "(H)" in the first sentence of Section 6.8(b) with the designation of "(ii)".

     6.   By  deleting  Section  7.1(a)  and (b) and replacing them, as follows:

         "(a)  The  Committee  shall  make  an  appropriate  adjustment  in

               (i) the number and kind of shares available for the granting of Options under the Plan;
               (ii) the number of shares of Stock reserved for issuance upon the exercise  of  each  outstanding  Option;
               (iii)the  number  of  shares  that may be awarded under Section
                    5.2(a)  and  (b);  and
               (iv) the  exercise  price  of  each  outstanding Option (any such adjustment shall be made without change in the total price applicable to the unexercised portion of any such Option and with a corresponding adjustment in the Option Price per share).

          (b) No fractional shares shall be issued or optioned in making the foregoing adjustments, and the number of shares available under the Plan or the number of shares subject to any outstanding Options shall be the next lower number of shares, rounding all fractions downward."

     7. By deleting the existing Section 7.3 and substituting therefor the following:

          "7.3  Dissolution  and  liquidation.  If  the  Board  adopts a plan of
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          dissolution  and  liquidation  that is approved by the shareholders of the Company, the Committee shall give each Optionee written notice of such event at least ten days prior to its effective date, and the rights of all Optionees shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws)."

     8.   By  replacing  the designation "(H)" in the first paragraph of Section
          8.1  with  the  designation  of  "(ii)".

     9.   By  deleting  the  existing second sentence of the legend set forth in
          Section  8.1  and  substituting  therefor  the  following:

          "Accordingly, these shares may not be sold, hypothecated, pledged or otherwise transferred except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, and any applicable securities laws or regulations of any state with respect to such shares, (ii) in accordance with Securities and Exchange Commission Rule 144, or (iii) upon the issuance to the Corporation of a favorable opinion of counsel or the submission to the Corporation of such other evidence as may be satisfactory to the Corporation that such proposed sale, assignment, encumbrance or other transfer will not be in violation of the Securities Act of 1933, as amended, or any applicable securities laws of any state or any rules or regulations thereunder."


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          Except as specifically amended hereby, the remaining provisions of the
     Plan shall remain in full force and effect as prior to the adoption of this First Amendment.

          IN WITNESS WHEREOF, the Corporation has caused this First Amendment to be duly executed under seal on its behalf, effective as specified herein.


ATTEST/WITNESS:                     FLAG  FINANCIAL  CORPORATION


By:___________________________          By:_________________________________

Print  Name:__________________          Print  Name:________________________

                                        Print  Title:_______________________

                                        Date:_______________________________


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